Exhibit (j)

Anchin, Block & Anchin LLP Accountants & Advisors 1375 Broadway New York, NY 10018 212 840-3456 www.anchin.com

Consent of Independent Registered
Public Accounting Firm

We hereby consent to the incorporation by reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information constituting part of The Lazard Funds, Inc. Post-Effective Amendment No. 62 to Registration Statement on Form N-1A.

Anchin, Block & Anchin LLP

August 12, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 62 to the Registration Statement on Form N-1A of our report dated July 27, 2011, relating to the financial statements and financial highlights of Trust for Professional Managers, including Grubb & Ellis AGA Realty Income Fund, Grubb & Ellis AGA U.S. Realty Fund, and Grubb & Ellis AGA International Realty Fund (collectively the “Funds”), included in the Funds’ Annual Report on Form N-CSR of Trust for Professional Managers for the year ended May 31, 2011, and to the references to us under the heading, “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

August 9, 2011